Pitney Bowes Inc.

Murray Martin
Executive Vice President & Group President,
Global Mailing Systems

Pitney Bowes Mission Statement

Pitney Bowes will deliver shareholder and customer value by providing leading-edge global, integrated mail and document management solutions for organizations of all sizes.

Lines of Business
Mail Finishing
Mail Creation
Distribution Solutions

Regional Channels
United States
Canada
EAME*
APLA*

Customer
SOHO
to
Large Business

*Europe, Africa and the Middle East

*Asia Pacific, Latin America, Japan and Australia

Mail & Document Value Chains

Create ➡ Produce ➡ Distribute ➡ Receive ➡ Update

Creative Services > List Management > Data Processing Services > Printing > Mail Finishing > Lettershop/ Presort Services > Fulfillment > Consolidate /Drop-Ship > Retail /Delivery > Incoming Mail

Mail Creation

Mail Finishing

Distribution Solutions

Pitney Bowes Leadership


1950's - 1970's
1980's
1990's
2000's
POSTAGE BY PHONE®
IntelliLink™
Central Computer System and Voice Response System
Central Computer System and Modem
Internet and Distributed Computing Solutions

IntelliLink™



USPS & Carrier Rate Updates
• Online Rate Updates
• Online Service/Class Updates
• No More Rate PROMs!
USPS Special Services
• Delivery Confirmation
• Signature Confirmation
• Certified Mail Tracking
USPS Payment Solutions
• Postage By Phone
• Management Reporting
• Reserve Account
• Postage Advances
• Postage Pre-Payment
IntelliLink™ Technology
Instant System Updates
• Software Downloads
• Protect You From Near Term Obsolescence
Features On-Demand
• Envelope Ad Downloads
• Postal Inscription Downloads
• Departmental Accounting Enhancements
Exclusive Pitney Bowes Mail Services
• My Account At pb.com
• Professional Services

Seizing Market Opportunities

PBI Share of Global Installed Meter Base


Other
7%
Francotyp
Postalia 10%
Ascom Hasler
10%
Neopost 15%
Pitney Bowes
58%
Other 5%
Francotyp
Postalia 9%
Neopost & Ascom
Hasler 24%
Pitney Bowes
62%

2000 2001

Seizing Market Opportunities

PBI Share of Global Post Revenue Base - 2001



Competitive
Meter
13%
Stamps
24%
PBI Meter
20%
Permit /
Other 43%

Pitney Bowes

Value Driven Strength

